Exhibit 10.3

SECOND AMENDMENT TO LEASE (UNIT - G)

THIS SECOND AMENDMENT TO LEASE made and entered into this 4TH day of September, 2025 by and between Hartco-Ventura, Inc. as current Landlord, hereinafter referred to as "Lessor", and Avita Medical Americas, LLC, A Delaware Limited Liability Company hereinafter referred to as "Lessee".

WITNESSETH

WHEREAS, Lessor leased certain premises in the HARTCO-VENTURA Business Center, at 3007 Bunsen Ave. in the city of Ventura, County of Ventura, State of California, to Lessee, pursuant to the certain lease dated the 6th day of December, 2023; said Lease and amendment(s) thereto hereinafter collectively referred to as the "Lease", the premises being more particularly described therein; and

WHEREAS, Lessor and Lessee therefore wish to extend said Lease;

NOW THEREFORE, in consideration of these present and the agreement of each other, Lessor and Lessee agree that the said Lease shall be and the same is hereby amended as of the 4th day of September, 2025.

1.
The term of the Lease shall be extended 4 years and 9 months per paragraph 49 of the lease with the amended expiration date of September 30, 2030.
2.
Rent for the Leased Premises (Unit - G) from January 1st , 2025 to December 31st, 2025 shall be payable in monthly installments of Four Thousand Three Hundred Sixty Eight Dollars and 00 Cents ($4368.00).
3.
Rent for the Leased Premises (Unit - G) from January 1st , 2026 to December 31st, 2026 shall be payable in monthly installments of Four Thousand Five Hundred Thirty Six Dollars and 00 Cents ($4536.00).
4.
Rent for the Leased Premises (Unit - G) from January 1st , 2027 to December 31st, 2027 shall be payable in monthly installments of Four Thousand Six Hundred Seventy Dollars and 40 Cents ($4670.40).
5.
Rent for the Leased Premises (Unit - G) from January 1st , 2028 to December 31st, 2028 shall be payable in monthly installments of Four Thousand Eight Hundred Thirty Eight Dollars and 40 Cents ($4838.40).
6.
Rent for the Leased Premises (Unit - G) from January 1st , 2029 to December 31st, 2029 shall be payable in monthly installments of Five Thousand Six Dollars and 40 Cents ($5006.40).
7.
Rent for the Leased Premises (Unit - G) from January 1st , 2030 to September 30, 2030 shall be payable in monthly installments of Five Thousand One Hundred Forty Dollars and 80 Cents ($5140.80).
8.
The Lessee shall have the right, but not the obligation, to make certain changes at lessee's sole expense to the interior improvements, (including removing office walls) provided that prior to vacating the premises Lessee restores the premises to their original condition, unless lessor indicates his intention to accept the changes and improvements as made.
9.
All other terms and conditions of said Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument by proper persons thereunto duly authorized to do the day and year first herein above written.

LESSOR

HARTCO-VENTURA INC.

By: /s/ John Saleh

Date: 9/4/2025

LESSEE

AVITA MEDICAL AMERICAS, LLC

By: /s/ James Corbett

Date: 9/23/2025